UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2021

Earth Science Tech, Inc.

(Exact name of Registrant as Specified in its Charter)

Nevada	000-55000	80-0961484
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

387 Corona Street, Suite 555

Denver, CO, 80218, USA

(Address of Principal Executive Offices including Zip Code)

(720) 442-7000

(Registrant’s Telephone Number, including Area Code)

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Management was advised on June 2, 2021 that its auditor, BF Borgers, CPA, indicated that administrative fees in the Receivership action, which were previously determined not to be contingent liabilities of Earth Science Tech, Inc., (“Company”) should be included in the financial statements of the Company The amount of unpaid receivership administrative costs and fees as of December 31, 2020 were $878,031.16. This affects all filings from the fourth quarter of fiscal year end 2019 through December 31, 2020, (“the non-reliance period”) and the financial statements should no longer be relied upon.

Our auditor, BF Borgers, CPA has indicated that a financial restatement will be required for the non-reliance period in order to incorporate the costs and fees of the Receivership action. The Company will work to restate the periods to include the administrative costs and fees as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2021
RECEIVER FOR EARTH SCIENCE TECH CORPORATION
CASE NO. A-18-784952-C
STRONGBOW ADVISORS, INC.

	By:	/s/ Robert Stevens
Robert Stevens
Receiver